                                                                   EXHIBIT 10.14
                               GENEMEDICINE, INC.

                        CHANGE OF CONTROL SEVERANCE PLAN


SECTION 1.  INTRODUCTION.

     THE GENEMEDICINE, INC. CHANGE OF CONTROL SEVERANCE PLAN (the "PLAN") was approved by the Board of Directors of GENEMEDICINE, INC. (the "COMPANY") effective May 17, 1996. The purpose of the Plan is to encourage eligible employees of the Company to continue as employees of the Company in the event of a Change of Control (as defined herein) and to provide for the payment of severance benefits to such employees in the event their employment with the Company is terminated, as provided herein, within a specified period following a Change of Control. No benefits shall be paid under this Plan prior to the effective date of a Change of Control of the Company. Except as otherwise stated herein, this Plan shall supersede any severance benefit plan, policy or practice previously maintained by the Company. This Plan document also is the Summary Plan Description for the Plan.

SECTION 2.  ELIGIBILITY FOR BENEFITS.

     (A) GENERAL RULES. Subject to the requirements set forth in this Section, the Company will grant severance benefits under the Plan to Eligible Employees.

          (I) "ELIGIBLE EMPLOYEES" are all full-time, regular employees of the Company other than those excluded under this Section 2. An Eligible Employee shall be eligible for benefits under this Plan if within twelve (12) months following the effective date of a Change of Control the Eligible Employee's employment with the Company is either (i) voluntarily terminated for Good Reason or (ii) involuntarily terminated for a reason other than Cause. An Eligible Employee who is involuntarily terminated for Cause shall not be eligible for benefits under this Plan. Part-time employees and temporary employees are not eligible for benefits under this Plan. For this purpose part-time employees are those employees who work less than twenty (20) hours per week. Temporary employees are those employees who are expected to work for the Company for fewer than six (6) months.

          (II) In order to be eligible to receive benefits under the Plan, an Eligible Employee must execute a general waiver and release on the form provided by the Company.

          (III) Any Change of Control that triggers the payment of benefits under this Plan must occur during the term of this Plan as specified in Section 6(b); provided that in any event eligibility for benefits shall continue for twelve (12) months following the effective date of a Change of Control which occurs during such period.

     (B) EXCEPTIONS. An employee who otherwise is an Eligible Employee will not receive benefits under the Plan in any of the following circumstances:

          (I) The Eligible Employee has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits that is in effect on his or her Termination Date. Such Eligible Employee's severance benefit, if any, shall be governed by the terms of such individually negotiated employment contract or agreement.

          (II) The Eligible Employee is involuntarily terminated following the effective date of a Change of Control for any reason other than a reason specified in Section 2(a)(i).

          (III) The Eligible Employee voluntarily terminates employment with the Company within the twelve (12) months following the effective date of a Change of Control for a reason other than Good Reason or for no reason. Voluntary terminations include, but are not limited to, resignation, retirement, or failure to return from a leave of absence on the scheduled date.

SECTION 3.  AMOUNT OF BENEFIT.

     Severance benefits payable under the Plan are as follows:

     (A) Eligible Employees will receive the benefits described in the Benefit Schedule attached hereto.

     (B) Notwithstanding any other provision of the Plan to the contrary, the total severance payments to any Eligible Employee under this Plan shall not exceed two times the Eligible Employee's annual compensation earned during the calendar year immediately preceding the Eligible Employee's termination of employment (calculated on an annualized basis).

     (C) Notwithstanding any other provision of the Plan to the contrary, any benefits payable to an Eligible Employee under this Plan shall be in lieu of any severance benefits payable by the Company to such individual under any other arrangement covering the individual, unless expressly otherwise agreed to by the Company in writing.

SECTION 4.  TIME OF PAYMENT AND FORM OF BENEFIT; INDEBTEDNESS.

     (A) Benefits under this Plan shall be paid in a lump sum. The Company reserves the right to determine the timing of such payments, provided, however, that no payment shall be made under this Plan prior to the last day of any waiting period or revocation period as required by applicable law in order for the general waiver and release required by Section 2(a)(iii) of this Plan to be effective, and provided further that all payments under this Plan will be completed within forty-five (45) days of an Eligible Employee's Termination Date.

     (B) If an Eligible Employee is indebted to the Company at his or her Termination Date, the Company reserves the right to offset any severance payments under the Plan by the amount of such indebtedness. In no event shall payment of any Plan benefit be made prior to the Eligible Employee's Termination Date.

SECTION 5.  CONTINUATION OF EMPLOYMENT BENEFITS.

     (A)  COBRA CONTINUATION.

          (I) Each Eligible Employee who is enrolled in a health, vision or dental plan sponsored by the Company may be eligible to continue coverage under such health, vision or dental plan (or to convert to an individual policy) under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") at the time of the Eligible Employee's termination of employment. The Company will notify the individual of any such right to continue health coverage at the time of termination.

          (II) The Company will pay the Eligible Employee's COBRA premiums during the Severance Period. The Company will pay the COBRA premiums for the Eligible Employee's dependents during the Severance Period if, and only to the extent that, such dependents were enrolled in a health, vision or dental plan sponsored by the Company prior to the Eligible Employee's Termination Date and such dependents' premiums under such plans were paid by the Company prior to the Eligible Employee's Termination Date. No provision of this Plan will affect the continuation coverage rules under COBRA, except that the Company's payment of any applicable premiums during the Severance Period will be credited as payment by the Eligible Employee for purposes of the Eligible Employee's payment required under COBRA. Therefore, the period during which an Eligible Employee must elect to continue the Company's group medical, vision or dental coverage at his or her own expense under COBRA, the length of time during which COBRA coverage will be made available to the Eligible Employee, and all other rights and obligations of the Eligible Employee under COBRA (except the obligation to pay premiums that the Company pays during the Severance Period) will be applied in the same manner that such rules would apply in the absence of this Plan. At the conclusion of the Severance Period the Eligible Employee will be responsible for the entire payment of premiums required under COBRA for the duration of the COBRA period, if any.

          (III) For purposes of this Section 5(a), the Severance Period for an Eligible Employee shall mean the number of months of Pay, rounded to the nearest whole month, used for calculating the Eligible Employee's cash severance benefits, as specified in the Schedule attached hereto.

     (B) OTHER EMPLOYEE BENEFITS. All non-health benefits (such as life insurance and disability coverage) terminate as of the employee's Termination Date (except to the extent that any conversion privilege is available thereunder).

SECTION 6. RIGHT TO INTERPRET PLAN; AMEND AND TERMINATE; OTHER ARRANGEMENTS; BINDING NATURE OF PLAN.

     (A) EXCLUSIVE DISCRETION. The Plan Administrator shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan, including, but not limited to, the eligibility to participate in the Plan and the amount of benefits paid under the Plan. The rules, interpretations, computations and other actions of the Plan Administrator shall be binding and conclusive on all persons.

     (B) TERM OF PLAN; AMENDMENT OR TERMINATION; BINDING NATURE OF PLAN.

          (I) This Plan shall be effective for a period of four (4) years from May 17, 1996, which is the date the Board of Directors approved this Plan; provided, however, that the Company may, in its discretion, extend the term of this Plan.

          (II) The Company reserves the right to amend or discontinue this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment or termination shall affect the right to any unpaid benefit of any Eligible Employee whose Termination Date has occurred prior to amendment or termination of the Plan; and further provided, that for the period of twelve
(12) months following a Change of Control, the Plan shall not be amended and no Eligible Employee shall be reclassified in any manner that would adversely affect the interests of the Eligible Employees without the written consent of the Eligible Employee or Eligible Employees so affected. Subject to the foregoing, this Plan establishes and vests in each Eligible Employee a contractual right to the benefits to which such Eligible Employee is entitled hereunder, enforceable by the Eligible Employee against the Company.

          (III) Any action amending or terminating the Plan shall be in writing and executed by the Chief Executive Officer or Vice President Human Resources and Administration of the Company.

     (C) OTHER SEVERANCE ARRANGEMENTS. The Company reserves the right to make other arrangements regarding severance benefits in special circumstances.

     (D) BINDING EFFECT ON SUCCESSOR TO COMPANY. This Plan shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, or upon any successor to the Company as the result of a Change of Control, and any such successor or assignee shall be required to perform the Company's obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment or Change of Control had taken place. In such event, the term "Company," as used in the Plan, shall mean the Company as hereinafter defined and any successor or assignee as described above which by reason hereof becomes bound by the terms and provisions of this Plan.

SECTION 7.  DEFINITIONS.

     Capitalized terms used in this Plan, unless defined elsewhere in this Plan, shall have the following meanings:

     (A) CAUSE means (i) conviction of, a guilty plea with respect to, or a plea of nolo contendere to a charge that the Eligible Employee has committed a felony under the laws of the United States or of any state or a crime involving moral turpitude, including, but not limited to, fraud, theft, embezzlement or any crime that results in or is intended to result in personal enrichment at the expense of the Company; (ii) material breach of any agreement entered into between the Eligible Employee and the Company that impairs the Company's interest therein; (iii) willful misconduct or gross neglect by the Eligible Employee of the Eligible Employee's duties; or (iv) engagement in any activity that constitutes a material conflict of interest with the Company.

     (B) CHANGE OF CONTROL means the occurrence of one or more of the following events: (i) a dissolution or liquidation of the Company; (ii) a merger or consolidation in which the Company is not the surviving corporation in which the Company's shareholders immediately prior to the transaction do not hold beneficial ownership of at least fifty percent (50%) of the outstanding voting shares of the new or continuing corporation; (iii) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; (iv) at least a majority of the outstanding corporate shares of the Company are sold, exchanged or otherwise disposed of, in one transaction or series of related transactions and the Company's shareholders immediately prior to such transaction or transactions do not hold beneficial ownership of at least fifty percent (50%) of the outstanding voting shares of the Company or of the ownership interests of the entity for which shares of the Company were exchanged (taking into account only such shareholders' ownership of the Company prior to the time such transaction or transactions commenced); or (v) the Company sells all or substantially all of its assets to a single purchaser or to a group of associated purchasers.

     (C) COMPANY means GeneMedicine, inc., a Delaware corporation, and any successor as provided in Section 6(d) hereof.

     (D) ELIGIBLE EMPLOYEE means a full-time, regular employee of the Company who is not excluded from participating in the Plan.

     (E) GOOD REASON means (i) reduction of the Eligible Employee's rate of compensation (base salary and bonus) as in effect immediately prior to the effective date of a Change of Control; (ii) except as permitted under any employment contract with the Eligible Employee, change in the Eligible Employee's responsibilities, authority, titles or offices resulting in diminution of position, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith which is remedied by the Company promptly after notice thereof is given by the Eligible Employee; (iii) request that the Eligible Employee relocate to a worksite that is more than twenty-five
(25) miles from his prior worksite, unless the Participant accepts such relocation opportunity, or to be absent from such regular place of employment on travel status or otherwise to a greater degree than was customary during the six
(6) month period immediately preceding the effective date of a Change of Control; (iv) except as permitted under any employment contract with the

Eligible Employee, material reduction in duties; (v) failure or refusal of the successor company to assume the Company's obligations under this Plan as required by Section 6(d); or (vi) material breach by the Company or any successor to the Company of any of the material provisions of this Plan.

     (F) PAY means the Eligible Employee's base pay (exclusive of shift differentials, overtime and other forms of supplemental compensation) at the rate in effect during the last regularly scheduled payroll period immediately preceding the Eligible Employee's Termination Date and inclusive of the Eligible Employee's annualized bonuses, as herein described, and commissions. In order to be included as Pay, bonuses must be paid under a bonus plan adopted by the Company. Notwithstanding the foregoing, one-time bonuses paid by the Company that are not paid under a bonus plan adopted by the Company shall be excluded from Pay for purposes of this Plan. Examples of such one-time bonuses are sign-on bonuses or special recognition bonuses. Bonus and/or commissions shall be annualized by determining the total bonus and/or commissions earned by the Eligible Employee during the twelve (12) month period immediately preceding the Eligible Employee's Termination Date (or if appropriate, the last twelve (12) month evaluation period) and dividing such amount by 24, which is the number of payroll periods occurring during such twelve (12) month period.

     (G) PLAN means this GeneMedicine, inc. Change of Control Severance Plan.

     (H) TERMINATION DATE means the last date on which the Eligible Employee is in active pay status with the Company. A holiday cannot constitute a Termination Date unless the Eligible Employee actively provided services for the Company on such holiday.

SECTION 8.  NO IMPLIED EMPLOYMENT CONTRACT.

     The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or (ii) to interfere with the right of the Company to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

SECTION 9.  LEGAL CONSTRUCTION.

     This Plan is intended to be governed by and shall be construed in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and, to the extent not preempted by ERISA, the laws of the State of Texas.

SECTION 10.  CLAIMS, INQUIRIES AND APPEALS.

     (A) APPLICATIONS FOR BENEFITS AND INQUIRIES. Any application for benefits, inquiries about the Plan or inquiries about present or future rights under the Plan must be submitted to the Plan Administrator in writing. The Plan Administrator is:

                               GeneMedicine, inc.
                             8301 New Trails Drive
                         The Woodlands, TX  77381-4248

     (B) DENIAL OF CLAIMS. In the event that any application for benefits is denied in whole or in part, the Plan Administrator must notify the applicant, in writing, of the denial of the application, and of the applicant's right to review the denial. The written notice of denial will be set forth in a manner designed to be understood by the employee, and will include specific reasons for the denial, specific references to the Plan provision upon which the denial is based, a description of any information or material that the Plan Administrator needs to complete the review and an explanation of the Plan's review procedure.

     This written notice will be given to the employee within 90 days after the Plan Administrator receives the application, unless special circumstances require an extension of time, in which case, the Plan Administrator has up to an additional 90 days for processing the application. If an extension of time for processing is required, written notice of the extension will be furnished to the applicant before the end of the initial 90-day period.

     This notice of extension will describe the special circumstances necessitating the additional time and the date by which the Plan Administrator is to render its decision on the application. If written notice of denial of the application for benefits is not furnished within the specified time, the application shall be deemed to be denied. The applicant will then be permitted to appeal the denial in accordance with the Review Procedure described below.

     (C) REQUEST FOR A REVIEW. Any person (or that person's authorized representative) for whom an application for benefits is denied (or deemed denied), in whole or in part, may appeal the denial by submitting a request for a review to the Plan Administrator within 60 days after the application is denied (or deemed denied). The Plan Administrator will give the applicant (or his or her representative) an opportunity to review pertinent documents in preparing a request for a review. A request for a review shall be in writing and shall be addressed to:

                               GeneMedicine, inc.
                       ATTN:  Plan Administrator for the
                        Change of Control Severance Plan
                             8301 New Trails Drive
                         The Woodlands, TX  77381-4248

A request for review must set forth all of the grounds on which it is based, all facts in support of the request and any other matters that the applicant feels are pertinent. The Plan Administrator may require the applicant to submit additional facts, documents or other material as it may find necessary or appropriate in making its review.

     (D) DECISION ON REVIEW. The Plan Administrator will act on each request for review within 60 days after receipt of the request, unless special circumstances require an extension of time (not to exceed an additional 60 days), for processing the request for a review. If an extension for review is required, written notice of the extension will be furnished to the applicant within the initial 60-day period. The Plan Administrator will give prompt, written notice of its decision to the applicant. In the event that the Plan Administrator confirms the denial of the application for benefits in whole or in part, the notice will outline, in a manner calculated to be understood by the applicant, the specific Plan provisions upon which the decision is based. If written notice of the Plan Administrator's decision is not given to the applicant within the time prescribed in this Subsection (d), the application will be deemed denied on review.

     (E) RULES AND PROCEDURES. The Plan Administrator will establish rules and procedures, consistent with the Plan and with ERISA, as necessary and appropriate in carrying out its responsibilities in reviewing benefit claims. The Plan Administrator may require an applicant who wishes to submit additional information in connection with an appeal from the denial (or deemed denial) of benefits to do so at the applicant's own expense.

     (F) EXHAUSTION OF REMEDIES. No legal action for benefits under the Plan may be brought until the claimant (i) has submitted a written application for benefits in accordance with the procedures described by Section 10(a) above,
(ii) has been notified by the Plan Administrator that the application is denied (or the application is deemed denied due to the Plan Administrator's failure to act on it within the established time period), (iii) has filed a written request for a review of the application in accordance with the appeal procedure described in Section 10(c) above and (iv) has been notified in writing that the Plan Administrator has denied the appeal (or the appeal is deemed to be denied due to the Plan Administrator's failure to take any action on the claim within the time prescribed by Section 10(d) above).

SECTION 11.  BASIS OF PAYMENTS TO AND FROM PLAN.

     All benefits under the Plan shall be paid by the Company. The Plan shall be unfunded, and benefits hereunder shall be paid only from the general assets of the Company.

SECTION 12.  OTHER PLAN INFORMATION.

     (A) EMPLOYER AND PLAN IDENTIFICATION NUMBERS. The Employer Identification Number assigned to the Company (which is the "Plan Sponsor" as that term is used in ERISA) by the Internal Revenue Service is 76-0355802. The Plan Number assigned to the Plan by the Plan Sponsor pursuant to the instructions of the Internal Revenue Service is 501.

     (B) ENDING DATE FOR PLAN'S FISCAL YEAR. The date of the end of the fiscal year for the purpose of maintaining the Plan's records is December 31.

     (C) AGENT FOR THE SERVICE OF LEGAL PROCESS. The agent for the service of legal process with respect to the Plan is Vice President of Human Resources and Administration, GeneMedicine, inc., 8301 New Trails Drive, The Woodlands, TX 77381-4248. The service of legal process may also be made on the Plan by serving the Plan Administrator.

     (D) PLAN SPONSOR AND ADMINISTRATOR. The "Plan Sponsor" and the "Plan Administrator" of the Plan is GeneMedicine, inc., 8301 New Trails Drive, The Woodlands, TX 77381-4248. The Plan Sponsor's and Plan Administrator's telephone number is (713) 364-1150. The Plan Administrator is the named fiduciary charged with the responsibility for administering the Plan.

SECTION 13.  STATEMENT OF ERISA RIGHTS.

     Participants in this Plan (which is a welfare benefit plan sponsored by GeneMedicine, inc.) are entitled to certain rights and protections under ERISA. If you are an Eligible Employee, you are considered a participant in the Plan and, under ERISA, you are entitled to:

     (A) Examine, without charge, at the Plan Administrator's office and at other specified locations, such as work sites, all Plan documents and copies of all documents filed by the Plan with the U.S. Department of Labor, such as detailed annual reports;

     (B) Obtain copies of all Plan documents and Plan information upon written request to the Plan Administrator. The Administrator may make a reasonable charge for the copies;

     (C) Receive a summary of the Plan's annual financial report, in the case of a plan which is required to file an annual financial report with the Department of Labor. (Generally, all pension plans and welfare plans with 100 or more participants must file these annual reports.)

     In addition to creating rights for Plan participants, ERISA imposes duties upon the people responsible for the operation of the employee benefit plan. The people who operate the Plan, called "fiduciaries" of the Plan, have a duty to do so prudently and in the interest of you and other Plan participants and beneficiaries.

     No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a Plan benefit or exercising your rights under ERISA. If your claim for a Plan benefit is denied in whole or in part, you must receive a written explanation of the reason for the denial. You have the right to have the Plan review and reconsider your claim.

     Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request materials from the Plan and do not receive them within 30 days, you may file suit in a federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $100 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator. If you have a claim for benefits that is denied or ignored, in whole or in part, you may file suit in a state or federal court. If it should happen that the Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a federal court. The court will decide who should pay court costs and legal fees. If you are successful, the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

     If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about your rights under ERISA, you should contact the nearest area office of the U.S. Labor - Management Services Administration, Department of Labor.

SECTION 14.  EXECUTION.

     To record the adoption of the Plan as set forth herein, effective as of May 17, 1996, GeneMedicine, inc. has caused its duly authorized officer to execute the same this 11th day of December, 1996.

                                    GENEMEDICINE, INC.



                                    By:
                                       ---------------------------
                                    Title:
                                          ------------------------

                               BENEFITS SCHEDULE
                                    FOR THE
                               GENEMEDICINE INC.

                        CHANGE OF CONTROL SEVERANCE PLAN

                     EXECUTIVE OFFICERS AND VICE PRESIDENTS

THE COMPANY SHALL DETERMINE IN ITS SOLE AND ABSOLUTE DISCRETION IN WHICH CATEGORY AN ELIGIBLE EMPLOYEE SHALL BE PLACED FOR PURPOSES OF RECEIVING SEVERANCE BENEFITS UNDER THIS PLAN. THE COMPANY'S DETERMINATION SHALL BE FINAL AND SHALL BE BINDING AND CONCLUSIVE ON ALL PERSONS. THE COMPANY RETAINS THE RIGHT TO RECLASSIFY AN ELIGIBLE EMPLOYEE PRIOR TO THE TIME OF THE OCCURRENCE OF A CHANGE OF CONTROL, AND THEREAFTER TO THE EXTENT PERMITTED BY THE PLAN.

1. The cash severance benefit payable under this Plan for Executive Officers shall be a lump sum payment equal to twelve (12) months of Pay.

2. An Eligible Employee who becomes eligible to receive benefits under this Plan shall become vested in the Eligible Employee's nonvested stock options, if any, that were previously granted to the Eligible Employee under the Company's discretionary stock compensation plans, including, without limitation, the GeneMedicine, inc. 1993 Stock Option Plan, in accordance with the following schedule based upon the number of years the Eligible Employee has been employed by the Company:

YEARS EMPLOYED                PERCENTAGE TO BE VESTED IN NONVESTED OPTIONS

0 to less than 2                                   50%
2 to less than 4                                   75%
4 plus                                            100%

3. For purposes of calculating years of employment with the Company for stock option vesting, periods during which the Eligible Employee was not working but was paid under the Company's paid time off policy ("Paid Time Off") will be counted in calculating years of employment. Periods during which the Eligible Employee was not working and was not paid under Paid Time Off, such as leave without pay, leaves of absence or sabbaticals, will not be counted in calculating years of employment.

DEFINITIONS:

For purposes of this Benefits Schedules, the following definitions shall apply:

EXECUTIVE OFFICERS shall mean those Eligible Employees who are appointed annually as officers by the Board of Directors of the Company and who are serving as officers of the Company as of the effective date of a Change in Control.

VICE PRESIDENTS shall mean those Eligible Employees whose employment title is or includes the term "Vice President" as reflected on the personnel records of the Company as of the effective date of a Change in Control.

                               BENEFITS SCHEDULE
                                    FOR THE
                               GENEMEDICINE, INC.

                        CHANGE OF CONTROL SEVERANCE PLAN

                          DIRECTORS AND KEY EMPLOYEES


THE COMPANY SHALL DETERMINE IN ITS SOLE AND ABSOLUTE DISCRETION IN WHICH CATEGORY AN ELIGIBLE EMPLOYEE SHALL BE PLACED FOR PURPOSES OF RECEIVING SEVERANCE BENEFITS UNDER THIS PLAN. THE COMPANY'S DETERMINATION SHALL BE FINAL AND SHALL BE BINDING AND CONCLUSIVE ON ALL PERSONS. THE COMPANY RETAINS THE RIGHT TO RECLASSIFY AN ELIGIBLE EMPLOYEE PRIOR TO THE TIME OF THE OCCURRENCE OF A CHANGE OF CONTROL, AND THEREAFTER TO THE EXTENT PERMITTED BY THE PLAN.

1. The cash severance benefit payable under this Plan for Scientific Directors and Key Employees (as determined by the Company) shall be a lump sum payment equal to six (6) months of Pay.

2. An Eligible Employee who becomes eligible to receive benefits under this Plan shall become vested in the Eligible Employee's nonvested stock options, if any, that were previously granted to the Eligible Employee under the Company's discretionary stock compensation plans, including, without limitation, the GeneMedicine, inc. 1993 Stock Option Plan, in accordance with the following schedule based upon the number of years the Eligible Employee has been employed by the Company:

YEARS EMPLOYED                PERCENTAGE TO BE VESTED IN NONVESTED OPTIONS

0 to less than 2                                   50%
2 to less than 4                                   75%
4 plus                                            100%

3. For purposes of calculating years of employment with the Company for stock option vesting, periods during which the Eligible Employee was not working but was paid under the Company's paid time off policy ("Paid Time Off") will be counted in calculating years of employment. Periods during which the Eligible Employee was not working and was not paid under Paid Time Off, such as leave without pay, leaves of absence or sabbaticals, will not be counted in calculating years of employment.

DEFINITIONS:

For purposes of this Benefits Schedule, the following definitions shall apply:

DIRECTORS shall mean those Eligible Employees whose employment title is or includes the term "Director" as reflected on the personnel records of the Company as of the effective date of a Change in Control. The term "Director" as used herein shall not refer to or include the members of the Board of Directors of the Company.

KEY EMPLOYEE shall mean any Eligible Employee who is designated by the Company, in the Company's sole and absolute discretion, to be a Key Employee as of the effective date of a Change in Control.

                               BENEFITS SCHEDULE
                                    FOR THE
                               GENEMEDICINE, INC.

                        CHANGE OF CONTROL SEVERANCE PLAN


1. The cash severance benefit payable under this Plan for Employees shall be a lump sum payment equal to one (1) month of Pay for each year the Employee was employed by the Company, provided however that the cash severance benefit shall not exceed six (6) months of Pay. Partial years of employment will receive pro-rated benefits. For example, an Employee who has been employed by the Company for three (3) years and five (5) months will receive three and five-twelfths (3 5/12) months of Pay.

2. An Eligible Employee who becomes eligible to receive benefits under this Plan shall become vested in the Eligible Employee's nonvested stock options, if any, that were previously granted to the Eligible Employee under the Company's discretionary stock compensation plans, including, without limitation, the GeneMedicine, inc. 1993 Stock Option Plan, in accordance with the following schedule based upon the number of years the Eligible Employee has been employed by the Company:

YEARS EMPLOYED                PERCENTAGE TO BE VESTED IN NONVESTED OPTIONS

0 to less than 2                                   50%
2 to less than 4                                   75%
4 plus                                            100%

3. For purposes of calculating years of employment with the Company for benefit calculation and stock option vesting, periods during which the Eligible Employee was not working but was paid under the Company's paid time off policy ("Paid Time Off") will be counted in calculating years of employment. Periods during which the Eligible Employee was not working and was not paid under Paid Time Off, such as leave without pay, leaves of absence or sabbaticals, will not be counted in calculating years of employment.